Exhibit 1.1




                            PHH MORTGAGE CAPITAL LLC

            PHHMC MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 200__-__

                        Approximate Initial
                        CERTIFICATE PRINCIPAL BALANCE      PASS-THROUGH RATE

    Class A-1           $[________]                        [_____]%
    Class A-2           $[________]                        [_____]%
    Class A-3           $[________]                        [_____]%
    Class A-4           $[________]                        [_____]%
    Class A-5           $[________]                        [_____]%
    Class A-6           $[________]                        [_____]%
    Class A-7           $[________]*                       [_____]%
    Class X             $[________]*                       [_____]%
    Class R-I           $[________]                        [_____]%
    Class R-II          $[________]                        [_____]%
    Class B-1           $[________]                        [_____]%
    Class B-2           $[________]                        [_____]%
    Class B-3           $[________]                        [_____]%

    *Notional Amount

                             UNDERWRITING AGREEMENT

                                            [_____________]

[______________]
[______________]
[______________]

Ladies and Gentlemen:

         PHH Mortgage Capital LLC, a Delaware limited liability company (the "Depositor"), proposes to sell to you (also referred to herein as the "Underwriter") all of the CDMC Mortgage Pass-Through Certificates, Series 200__-__, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 (collectively, the "Class A Certificates"), Class X, Class B-1, Class B-2, Class B-3, Class R-I and Class R-II Certificates (together with the Class R-I Certificates, the "Class R Certificates") other than a de minimis portion thereof (collectively, the "Certificates"), having the aggregate principal amounts and Pass-Through Rates set forth above. The Certificates, together with the Class P, Class B-4, Class B-5 and Class B-6 Certificates (the "Non-Underwritten Certificates") of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool (the "Pool") of conventional, fixed-rate one- to four- family residential mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Depositor. The Mortgage Loans will be purchased by the Depositor from PHH Mortgage (as defined herein) and Bishop's Gate Residential Mortgage Trust ("Bishop's Gate" and together with PHH Mortgage, the "Sellers") pursuant to a mortgage loan purchase agreement (the "Mortgage Loan Purchase Agreement") to be dated as of [____________] (the "Cut-off Date"). A de minimis portion each of the Class R Certificates will not be sold hereunder and will be held by the Trustee.

         The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of the Cut-off Date among the Depositor, as seller, PHH Mortgage Corporation, as master servicer ("PHH Mortgage" or the "Master Servicer"), and [____________], as trustee (the "Trustee"). The Certificates are described more fully in the Basic Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Depositor has furnished to you.

      1. Representations, Warranties and Covenants.

         1.1 The Depositor represents and warrants to, and agrees with you that as of the date hereof (or as of such other date as may be specified in the representation and warranty):

         (a) The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-[____________]) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates and Mortgage-Backed Notes (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a supplement dated [____________] (the "Prospectus Supplement"), to the prospectus dated [____________] (the "Basic Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-[____________]) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; and the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Depositor on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus". The Depositor further proposes to prepare, after the final terms of all classes of the Certificates have been established, a Free Writing Prospectus that will contain substantially all information that will appear in the Prospectus Supplement, to the extent that such information is known at that time and minus specific sections including the Method of Distribution section (such Free Writing Prospectus, together with the Basic Prospectus, the "Definitive Free Writing Prospectus"). The Definitive Free Writing Prospectus must be provided to each investor prior to the time of Contract of Sale (as defined herein).

         (b) The Registration Statement has become effective, and the Registration Statement as of the effective date (the "Effective Date") and as of the Closing Date, and the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date and as of the date of any amendment thereto, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Depositor nor PHH Mortgage makes any representations or warranties as to (i) any information contained in or omitted from the portions of the Prospectus set forth under the caption "Method of Distribution" relating to the Certificates and the stabilization legend required by Item 502(d)(1) under Regulation S-K of the Act (the "Underwriter Information") or (ii) any decrement or yield tables set forth in the section titled "Yield on the Certificates" in the Prospectus Supplement (the "Decrement/Yield Tables"). In addition, the Definitive Free Writing Prospectus, as of the date thereof and as of the Closing Date, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The effective date shall mean the earlier of the date by which the Prospectus Supplement is first used and the time of the first Contract of Sale to which such Prospectus Supplement relates.

         (c) The Depositor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the requisite organizational power to own its properties and to conduct its business as presently conducted by it; and the Depositor is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership of property or the conduct of its business as presently conducted by it requires such qualification.

         (d) This Agreement has been duly authorized, executed and delivered by the Depositor.

         (e) As of the Closing Date, the Certificates and the Non-Underwritten Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Depositor in the Pooling and Servicing Agreement will be true and correct in all material respects.

         (f) As of the Closing Date, the Class A, Class X, Class R and Class B-1 Certificates will be "mortgage related securities" as such term is defined in
Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (g) Each of the Certificates and the Non-Underwritten Certificates, when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, and immediately prior to the delivery of the Certificates to the Underwriter, the Depositor will own the Certificates, and upon such delivery the Underwriter will acquire title thereto, free and clear of any lien, pledge, encumbrance or other security interest other than one created or granted by the Underwriter.

         (h) As of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by the Depositor and will conform in all material respects to the description thereof contained in the Prospectus and, assuming the valid execution thereof by the Trustee and the Master Servicer, the Pooling and Servicing Agreement will constitute a valid and binding agreement of the Depositor enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles.

         (i) As of the Closing Date, the Mortgage Loan Purchase Agreement will have been duly authorized, executed and delivered by the Depositor and the Sellers and will conform in all material respects to the description thereof contained in the Prospectus and will constitute a valid and binding agreement of the Depositor and the Sellers enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles.

         (j) Neither the issuance or delivery of the Certificates and the Non-Underwritten Certificates, nor the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement, nor compliance with the provisions of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement or this Agreement, will conflict with or result in the breach of any material term or provision of the certificate of formation or bylaws of the Depositor, and the Depositor is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation or instrument to which the Depositor is a party or by which it or its properties are bound, or (ii) any law, decree, order, rule or regulation applicable to the Depositor of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Depositor, or its properties, the default in or the breach or violation of which would have a material adverse effect on the Depositor or the ability of the Depositor to perform its obligations under the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement; and neither the delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement, nor the compliance with the provisions of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement or this Agreement will result in such a breach, violation or default which would have such a material adverse effect.

         (k) No filing or registration with, notice to, or consent, approval, authorization or order or other action of, any court or governmental authority or agency is required for the consummation by the Depositor of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement (other than as required under state securities laws or Blue Sky laws, as to which no representations and warranties are made by the Depositor), except such as have been, or will have been prior to the Closing Date, obtained under the Act, and such recordations of the assignment of the Mortgage Loans to the Trustee or, if applicable, to Mortgage Electronic Registration Systems, Inc. ("MERS") on behalf of the Trustee, pursuant to the Pooling and Servicing Agreement that have not yet been completed.

         (l) There is no action, suit or proceeding before or by any court, administrative or governmental agency, or other tribunal, domestic or foreign, now pending to which the Depositor is a party, or to the best of the Depositor's knowledge threatened against the Depositor, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, affairs, regulatory situation or business prospects of the Depositor or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated herein or in the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement.

         (m) At the time of execution and delivery of the Pooling and Servicing Agreement, the Depositor will own the mortgage notes (the "Mortgage Notes") being transferred to the Trust Fund (as defined in the Pooling and Servicing Agreement) pursuant to the Pooling and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), except to the extent permitted in the Pooling and Servicing Agreement, and will not have assigned to any person other than the Trust Fund any of its right, title or interest in the Mortgage Notes. The Depositor will have the power and authority to transfer the Mortgage Notes to the Trust Fund and to transfer the Certificates to the Underwriter, and, upon execution and delivery to the Trustee of the Pooling and Servicing Agreement, payment by the Underwriter for the Certificates, and delivery to the Underwriter of the Certificates, the Trust Fund will own the Mortgage Notes and the Underwriter will acquire title to the Certificates, in each case free of Liens except to the extent permitted by the Pooling and Servicing Agreement.

         (n) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Certificates and the Non-Underwritten Certificates have been or will be paid by the Depositor or prior to the Closing Date, except for fees for recording assignments of Mortgage Loans to the Trustee or, if applicable, to MERS on behalf of the Trustee, pursuant to the Pooling and Servicing Agreement that have not yet been completed, which fees will be paid by the Depositor in accordance with the Pooling and Servicing Agreement.

         (o) The transfer of the Mortgage Loans and the related assets to the Trust Estate at the Closing Date will be treated by the Depositor for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

         (p) The Depositor is not, and, after giving effect to the transactions contemplated by the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement and the offering and sale of the Certificates, neither the Depositor nor Trust Fund will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (q) The Depositor is not, as of the date upon which it delivers the Definitive Free Writing Prospectus, an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations.

         1.2 PHH Mortgage represents and warrants to, and agrees with you that as of the date hereof (or as of such other date as may be specified in the representation and warranty):

         (a) as of the Closing Date the representations and warranties of PHH Mortgage herein and in the Pooling and Servicing Agreement will be true and correct in all material respects.

         (b) PHH Mortgage has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it; and PHH Mortgage is duly qualified to do business in good standing in all other jurisdictions in which its ownership of property or the conduct of its business as presently conducted by it requires such qualification.

         (c) This Agreement has been duly authorized, executed and delivered by PHH Mortgage.

         (d) As of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by the Master Servicer and, assuming the valid execution thereof by the Trustee and the Depositor, the Pooling and Servicing Agreement will constitute a valid and binding agreement of the Master Servicer enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles.

         (e) As of the Closing Date, the Mortgage Loan Purchase Agreement will have been duly authorized, executed and delivered by PHH Mortgage and will constitute a valid and binding agreement of PHH Mortgage enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles.

         1.3 The Underwriter represents and warrants to and agrees with the Depositor and PHH Mortgage that:

         (a) No purpose of the Underwriter relating to the purchase of the Class R Certificates by the Underwriter is or will be to enable the Depositor to impede the assessment or collection of any tax.

         (b) The Underwriter has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

         (c) The Underwriter has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

         (d) No purpose of the Underwriter relating to any sale of the Class R Certificates by the Underwriter will be to enable it to impede the assessment or collection of tax. In this regard, the Underwriter hereby represents to and for the benefit of the Depositor and PHH Mortgage that the Underwriter intends to pay taxes associated with holding the Class R Certificates, as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

         (e) The Underwriter will, in connection with any transfer it makes of the Class R Certificates, obtain from its transferee the affidavit required by
Section 5.02(d) of the Pooling and Servicing Agreement, will not consummate any such transfer if it knows or believes that any representation contained in such affidavit is false and will provide the Trustee with the Certificate required by
Section 5.02(d) of the Pooling and Servicing Agreement.

         1.4 The Underwriter covenants and agrees to pay directly, or reimburse the Depositor or PHH Mortgage upon demand for (i) any and all taxes (including penalties and interest) owed or asserted to be owed by the Depositor or PHH Mortgage as a result of a claim by the Internal Revenue Service that the transfer of the Class R Certificates to the Underwriter hereunder or any transfer thereof by the Underwriter may be disregarded for federal tax purposes and (ii) any and all losses, claims, damages and liabilities, including attorney's fees and expenses, arising out of any failure of the Underwriter to make payment or reimbursement in connection with any such assertion as required in (i) above. In addition, the Underwriter acknowledges that on the Closing Date immediately after the transactions described herein it will be the owner of the Class R Certificates for federal tax purposes, and the Underwriter covenants that it will not assert in any proceeding that the transfer of the Class R Certificates from the Depositor to the Underwriter should be disregarded for any purpose.

         2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Depositor agrees to sell to you, and you agree to purchase from the Depositor, the Certificates (other than for a de minimis portion of the Class R Certificates, which shall be transferred by the Depositor to the Trustee) at a price equal to [____________]% of the aggregate principal balance of the Certificates as of the Closing Date. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date. The purchase price for the Certificates was agreed to by the Depositor in reliance upon the transfer from the Depositor to the Underwriter of the tax liabilities associated with the ownership of the Class R Certificates.

         3. DELIVERY AND PAYMENT. Delivery of and payment for the Certificates shall be made at the office of Thacher Proffitt & Wood LLP at 10:00 a.m. New York City time, on [____________] or such later date as you shall designate, which date and time may be postponed by agreement between you and the Depositor (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the Certificates (except for the Class R Certificates (the "Definitive Certificates")) shall be made to you through the Depository Trust Company ("DTC") (such Certificates, the "DTC Registered Certificates"), and delivery of the Definitive Certificates shall be made in registered, certified form, in each case against payment by you of the purchase price thereof to or upon the order of the Depositor by wire transfer in immediately available funds. The Definitive Certificates shall be registered in such names and in such denominations as you may request not less than two business days in advance of the Closing Date. The Depositor agrees to have the Definitive Certificates available for inspection, checking and packaging by you in New York, New York not later than 1:00 p.m. on the business day prior to the Closing Date.

         4. OFFERING BY UNDERWRITERS. It is understood that the Underwriter proposes to offer the Certificates for sale to the public as set forth in the Prospectus.

         (a) It is understood that the Underwriter proposes to offer and/or solicit offers for the Certificates to be purchased by it for sale to the public as set forth in the Prospectus and the Underwriter agrees that all such offers, solicitations and sales by it shall be made in compliance with all applicable laws and regulations. Prior to the date hereof, you have not offered, pledged, sold, disposed of or otherwise transferred any Certificate or any security backed by the Mortgage Loans, any interest in any Certificate or such security or any Mortgage Loan.

         (b) It is understood that the Underwriter will solicit offers to purchase the Certificates as follows:

                  (1) Prior to the time you have received the Definitive Free Writing Prospectus you may, in compliance with the provisions of this Agreement, solicit offers to purchase Certificates; provided, that you shall not accept any such offer to purchase a Certificate or any interest in any Certificate or Mortgage Loan or otherwise enter into any Contract of Sale for any Certificate, any interest in any Certificate or any Mortgage Loan prior to the investor's receipt of Definitive Free Writing Prospectus.

                  (2) Any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) relating to the Certificates used by the Underwriter in compliance with the terms of this Agreement prior to the time the Underwriter has entered into a Contract of Sale for Certificates shall prominently set forth substantially the following statement:

                  The information in this free writing prospectus is preliminary, and will be superseded by the Definitive Free Writing Prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the Definitive Free Writing Prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

         "Written Communication" has the same meaning as that term is defined in Rule 405 of the 1933 Act Regulations.

                  (3) Any Free Writing Prospectus relating to Certificates and used by the Underwriter in connection with marketing the Certificates, including the Definitive Free Writing Prospectus, shall prominently set forth substantially the following statement:

                  The Certificates referred to in these materials are being sold when, as and if issued. You are advised that Certificates may not be issued that have the characteristics described in these materials. Our obligation to sell such Certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason we do not deliver such Certificates, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

                  (c) It is understood that you will not enter into a Contract of Sale with any investor until the Definitive Free Writing Prospectus has been conveyed to the investor. For purposes of this Agreement, Contract of Sale has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159. The Definitive Free Writing Prospectus shall prominently set forth substantially the following statement:

                  This Definitive Free Writing Prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this Definitive Free Writing Prospectus is inconsistent with any information in any free writing prospectus delivered in connection with this offering.

                  (d) It is understood that the Underwriter may prepare and provide to prospective investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

                           (1) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Certificates, unless such Written Communication either (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (iii) is the Definitive Free Writing Prospectus, or (iv) both (1) constitutes a Free Writing Prospectus (as defined below) used in reliance on Rule 164 and (2) includes only information that is within the definition of ABS Informational and Computational Materials as defined in Item 1100 of Regulation AB, or Permitted Additional Materials.

                           (2) The Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

                           (3) For purposes hereof, "Free Writing Prospectus" shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations. "Issuer Information" shall mean information included in a Free Writing Prospectus that both (i) is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) as shown in Exhibit D hereto and (ii) has been either prepared by, or has been reviewed and approved by, the Depositor. "Underwriter Derived Information" shall refer to information of the type described in clause
         (5) of such footnote 271 when prepared by the Underwriter. "Permitted Additional Materials" shall mean information that is not ABS Informational and Computational Materials and (x) that are referred to in Section 4(d)(12)), (y) that constitute Certificate price, yield, weighted average life, subscription or allocation information, or a trade confirmation, or (z) otherwise with respect to which the Depositor has provided written consent to the Underwriter to include in a Free Writing Prospectus. As used herein with respect to any Free Writing Prospectus, "Pool Information" means the information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Depositor to the Underwriter at the time most recent to the date of such Free Writing Prospectus.

                           (4) All Free Writing Prospectuses provided to prospective investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

                           "THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV [AT
                           "_______________________", OR AT UNDERWRITER
                           WEBSITE]. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-8XX-XXX-XXXX OR VIA E-MAIL AT ________________________.

         The Depositor shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of the Underwriter (which shall not be unreasonably withheld).


                  (5) The Underwriter shall deliver to the Depositor and its counsel (in such format as required by the Depositor) prior to the proposed date of first use thereof, (i) any Free Writing Prospectus prepared by or on behalf of the Underwriter that contains any information that, if reviewed and approved by the Depositor, would be Issuer Information, and (ii) any Free Writing Prospectus or portion thereof prepared by the Underwriter that contains only a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered. No information in any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) shall consist of information of a type that is not included within the definition of ABS Informational and Computational Materials, or is not Permitted Additional Materials. To facilitate filing to the extent required by Section 5.9 or 4(f), as applicable, all Underwriter Derived Information shall be set forth in a document separate from the document including Issuer Information. All Free Writing Prospectuses described in this subsection (5) must be approved by the Depositor before the Underwriter provides the Free Writing Prospectus to investors pursuant to the terms of this Agreement. Notwithstanding the foregoing, the Underwriter shall not be required to deliver any Free Writing Prospectus to the extent that it does not contain substantive changes from or additions to any Free Writing Prospectus previously approved by the Depositor.

                  (6) The Underwriter shall provide the Depositor with a letter from __________________, certified public accountants, prior to the Closing Date, with respect to any Free Writing Prospectus provided by the Underwriter to the Depositor under Section 4(d)(5), satisfactory in form and substance to the Depositor and their counsel and the Underwriter, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor and the Underwriter, as a result of which they determined that all accounting, financial or statistical information that is included in such Free Writing Prospectus, is accurate except as to such matters that are not deemed by the Depositor and the Underwriter to be material. The foregoing letter shall be at the expense of the Underwriter.

                  (7) None of the information in the Free Writing Prospectuses may conflict with the information contained in the Prospectus or the Registration Statement.

                  (8) The Depositor shall not be obligated to file any Free Writing Prospectuses that have been determined to contain any material error or omission, unless the Depositor is required to file the Free Writing Prospectus pursuant to Section 5.9 below. In the event that an Underwriter becomes aware that, as of the date on which an investor entered into an agreement to purchase any Certificates, any Free Writing Prospectus prepared by or on behalf of the Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Free Writing Prospectus"), the Underwriter shall notify the Depositor thereof as soon as practical but in any event within one business day after discovery.

                  (9) If the Underwriter does not provide any Free Writing Prospectuses to the Depositor pursuant to subsection (e) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission by the Depositor as a Free Writing Prospectus (other than the Definitive Free Writing Prospectus) in accordance with the 1933 Act Regulations.

                  (10) In the event of any delay in the delivery by the Underwriter to the Depositor of any Free Writing Prospectuses required to be delivered in accordance with subsection (5) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection (6) above, the Depositor shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in Section 5.9 to file the Free Writing Prospectuses by the time specified therein.

                  (11) The Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Certificates. In addition, the Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of any Free Writing Prospectus used to solicit offers to purchase Certificates to the extent not filed with the Commission.

                  (12) It is understood and agreed that all information provided by the Underwriter to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed for all purposes hereof to be a Free Writing Prospectus not containing Issuer Information. In connection therewith, the Underwriter agrees that it shall not provide any information constituting Issuer Information through the foregoing media unless that information is contained either in the Definitive Free Writing Prospectus or in a Free Writing Prospectus delivered in compliance with Section 4(d)(5).

         (e) The Underwriter covenants with the Depositor that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus. It is understood and agreed that the use of written information in accordance with the preceding sentence is not a Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

         (f) The Underwriter shall file any Free Writing Prospectus that has been distributed by that Underwriter in a manner that could lead to its broad, unrestricted dissemination not later than the date of first use, provided that if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the 1933 Act Regulations; provided further, that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

         (g) The Underwriter further agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from the Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, the Underwriter shall deliver a paper copy of such Prospectus;
(iii) if an electronic copy of the Prospectus is delivered by the Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to the Underwriter by or on behalf of the Depositor specifically for use by the Underwriter pursuant to this Section 4(g); for example, if the Prospectus is delivered to the Underwriter by or on behalf of the Depositor in a single electronic file in ..pdf format, then the Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. The Underwriter further agrees that (i) if it delivers to an investor the Prospectus in .pdf format, upon the Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, the Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to the Depositor any Free Writing Prospectuses, or portions thereof, which the Depositor is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Depositor such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a pdf, except to the extent that the Depositor, in its sole discretion, waives such requirements.

         (h) You further agree that on or prior to the sixth day after the Closing Date, you shall provide the Depositor with a certificate, substantially in the form of Exhibit E attached hereto, setting forth (i) in the case of each class of Certificates, (a) if less than 10% of the aggregate principal balance of such class of Certificates has been sold to the public as of such date, the fair market value (but not less than zero) of such class of Certificates as of the Closing Date, or, (b) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates sold, or (c) the first single price at which at least 10% of the aggregate principal balance of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Certificates, and (iii) such other information as to matters of fact as the Depositor may reasonably request to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.

      5. Agreements. The Depositor agrees with you that:

         5.1 Before amending or supplementing the Registration Statement or the Prospectus with respect to the Certificates, the Depositor will furnish you with a copy of each such proposed amendment or supplement.

         5.2 The Depositor will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

         5.3 If, during the period commencing on the first date of the public offering of the Certificates in which a Prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Depositor will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

         5.4 The Depositor will furnish to you, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as you may reasonably request; provided, however, that you will provide the notice specified in Section 4(G) in every confirmation and will only deliver the prospectus to those investors that request a paper copy thereof.

         5.5 The Depositor agrees, so long as the Certificates shall be outstanding, or until such time as you shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to you the annual statement as to compliance delivered to the Trustee pursuant to Section 3.20 of the Pooling and Servicing Agreement and the assessment of compliance and attestation report furnished to the Trustee pursuant to Section 3.21 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Depositor.

         5.6 The Depositor will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as you may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

         5.7 Notwithstanding Section 8 of this Agreement, if the transactions contemplated by this Agreement are consummated, the Depositor or PHH Mortgage will pay or cause to be paid or reimburse you for all expenses incident to the performance of the obligations of the Depositor and PHH Mortgage under this Agreement, for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by you in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as you have reasonably requested pursuant to Section 5.6 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, for expenses incurred in printing and distributing the Prospectus (including any amendments and supplements thereto), for fees and expenses of preparing, printing and reproducing the Registration Statement, the Prospectus (and any amendment or supplement thereto), the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Certificates and the Non-Underwritten Certificates, for fees and expenses of the Trustee and the Master Servicer and their counsel, for the fees and expenses of the accountants to the Depositor and for fees and expenses of filing the Prospectus Supplement, any Computational Materials and ABS Term Sheets with the Commission. Except as herein provided, you shall be responsible for paying all costs and expenses incurred by you, including the fees and disbursements of your counsel, in connection with the purchase and sale of the Certificates.

         5.8 If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Depositor receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Depositor will advise you of the issuance of such stop order.

        5.9 The Depositor shall file any Free Writing Prospectus prepared by the Depositor (including the Definitive Free Writing Prospectus), and any Issuer Information contained in any Free Writing Prospectus provided to it by each Underwriter under Section 4(d)(5), not later than the date of first use of the Free Writing Prospectus, except that:

                  (a) As to any Free Writing Prospectus or portion thereof that contains only (A) a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered, may be filed by the Depositor within two days of the later of the date such final terms have been established for all classes of Certificates being publicly offered and the date of first use and (B) a description of the terms of the Certificates that does not reflect the final terms after they have been established for all classes of all Certificates is not required to be filed; and

                  (b) Notwithstanding clause (1) above, as to any Free Writing Prospectus or portion thereof required to be filed that contains only information of a type included within the definition of ABS Informational and Computational Materials, the Depositor shall file such Free Writing Prospectus or portion thereof within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act.

provided further, that prior to such use of any Free Writing Prospectuses by the Depositor, the Underwriter must comply with its obligations pursuant to Section 4(d) and that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

         5.10 If the Depositor or the Underwriter determines or becomes aware that any Written Communication (including without limitation any Free Writing Prospectus) or oral statement contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into with any investor, when considered in conjunction with all information conveyed at the time of Contract of Sale, either the Depositor or the Underwriter may prepare corrective information with notice to the other party, and the Underwriter shall deliver such information in a manner reasonably acceptable to the Underwriter and the Depositor, to any person with whom a Contract of Sale was entered into, and such information shall provide any such person with the following:

         (a) Adequate disclosure of the contractual arrangement;

         (b) Adequate disclosure of the person's rights under the existing Contract of Sale at the time termination is sought;

         (c) Adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

         (d) A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

To the extent that the Underwriter incurs any costs to the investor in connection with any such termination or reformation of a Contract of Sale, the Depositor shall reimburse the Underwriter for such costs to the extent that the defective information was of a type that the Depositor is responsible for under
Section 7.1.

      6. Conditions to the Obligations of the Underwriter. The Underwriter's obligation to purchase the Certificates shall be subject to the accuracy of the representations and warranties on the part of the Depositor and PHH Mortgage herein, to the accuracy of the statements of officers of the Depositor and PHH Mortgage made pursuant to the provisions hereof, to the performance by the Depositor and PHH Mortgage of their obligations hereunder and to the following additional conditions precedent:

         6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Depositor, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

         6.2 Since [____________] there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Depositor or PHH Mortgage and prior to the Closing Date there shall be no prospective change that would have a material adverse effect (not in the ordinary course of business) in the condition of the Depositor or PHH Mortgage.

         6.3 The Depositor shall have delivered to you a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Depositor to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

         (a) the representations and warranties of the Depositor in this Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects;

         (b) the Depositor has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder or under the Pooling and Servicing Agreement at or prior to the Closing Date; and

         (c) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

         6.4 PHH Mortgage shall have delivered to you a certificate, dated the Closing Date, of the President, a Managing Director or a Director of PHH Mortgage to the effect that the signer of such certificate has examined the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of PHH Mortgage contained in the Pooling and Servicing Agreement and in this Agreement are true and correct in all material respects.

         6.5 You shall have received the opinions of Thacher Proffitt & Wood LLP, counsel for the Depositor and the Master Servicer, dated the Closing Date and substantially to the effect set forth in Exhibit A-1 and Exhibit A-2.

         6.6 You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, an opinion dated the Closing Date in form and substance satisfactory to the Underwriter.

         6.7 The Underwriter shall have received from [____________], certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Description of the Mortgage Pool", "Pooling and Servicing Agreement", "Description of the Certificates" and "Certain Yield and Prepayment Considerations" agrees with the records of the Depositor and PHH Mortgage or any information provided to [____________] by or on behalf of the Depositor excluding any questions of legal interpretation.

         6.8 The Class A, Class X and Class R Certificates each shall have been rated "AAA" by Fitch, Inc. ("Fitch") and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). The Class B-1 Certificates shall have been rated "AA" by Fitch. The Class B-2 Certificates shall have been rated "A" by Fitch. The Class B-3 Certificates shall have been rated "BBB" by Fitch and S&P.

         6.9 You shall have received the opinion of Emmet, Marvin & Martin, dated the Closing Date, substantially to the effect set forth in Exhibit C.

         6.10 You shall have received from Thacher Proffitt & Wood LLP, counsel to the Depositor, reliance letters with respect to any opinions delivered to Fitch and S&P.

         6.11 The Depositor shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonable have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be in all material respects satisfactory in form and substance, in their reasonable judgment, to the Underwriter and its counsel.

The Depositor will furnish you with conformed copies of the above opinions, certificates, letters and documents as you reasonably request.

      7. Indemnification and Contribution.

         7.1 The Depositor and PHH Mortgage, jointly and severally, agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) that (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Depositor shall have furnished any amendments or supplements thereto), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Definitive Free Writing Prospectus, or any Issuer Information contained in any other Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) are caused by any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Free Writing Prospectus that was caused by any error in any Pool Information; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission based upon any information with respect to which the Underwriter has agreed to indemnify the Depositor pursuant to Section 7.2.

         7.2 You agree to indemnify and hold harmless the Depositor, PHH Mortgage, their respective directors or officers and any person controlling the Depositor or PHH Mortgage from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) that arise out of or are based upon (i) the Underwriter Information and the Decrement/Yield Tables, (ii) any Underwriter Derived Information prepared or used by that Underwriter, (iii) any Free Writing Prospectus prepared or used by that Underwriter for which the conditions set forth in Section 4(d)(5) above are not satisfied with respect to the prior approval by the Depositor, (iv) any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) prepared or used by that Underwriter not constituting Issuer Information, (v) and any liability directly resulting from that Underwriter's failure to provide any investor with the Definitive Free Writing Prospectus prior to entering into a Contract of Sale with such investor or failure to file any Free Writing Prospectus required to be filed by that Underwriter in accordance with Section 4(f); provided, however, that the indemnification set forth in this 7.2 shall not apply to the extent of any error in any Free Writing Prospectus that was caused by any error in any Pool Information..

         7.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either clause 7.1 or 7.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to clause 7.1 and by the Depositor or PHH Mortgage, in the case of parties indemnified pursuant to clause 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

         7.4 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under clause 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Depositor and PHH Mortgage on the one hand and the Underwriter on the other from the offering of the Certificates but also the relative fault of the Depositor or PHH Mortgage on the one hand and of the Underwriter, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor and PHH Mortgage on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault of the Depositor and PHH Mortgage on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this clause 7.4, the Underwriter shall not be required to contribute any amount in excess of the total underwriting discounts and commissions received by the Underwriter in connection with the Certificates.

         7.5 The Depositor, PHH Mortgage and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in clause 7.4, above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to clause 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         7.6 The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Depositor and PHH Mortgage in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by the Underwriter or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Depositor and its respective directors or officers or any person controlling the Depositor and (iii) acceptance of and payment for any of the Certificates.

         8. Termination. This Agreement shall be subject to termination by notice given to the Depositor, (A) if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange shall have been instituted, (ii) any banking moratorium shall have been declared by either federal or New York authorities, or (iii) there shall have occurred any material outbreak, escalation or declaration of hostilities or other calamity, emergency or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with completion of the public offering of or the sale of and payment for the Certificates or (B) if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor or PHH Mortgage to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor or PHH Mortgage shall be unable to perform their respective obligations under this Agreement. If you terminate this Agreement in accordance with this Section 8, the Depositor or PHH Mortgage will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Certificates.

         9. Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Depositor, PHH Mortgage or the respective officers of the Depositor or PHH Mortgage, and you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by you or on your behalf or made by or on behalf of the Depositor or any of its officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

         10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter will be mailed, delivered or telegraphed and confirmed to you at [____________],[____________],
Attention: [____________], with a copy to the attention of the Office of the General Counsel; if sent to the Depositor, will be mailed, delivered or telegraphed and confirmed to it at PHH Mortgage Capital LLC, 3000 Leadenhall Road, Mail Stop LGL, Mt. Laurel, New Jersey 08054; or if sent to PHH Mortgage, will be mailed, delivered or telegraphed and confirmed to it at PHH Mortgage Corporation, 3000 Leadenhall Road, Mail Stop LGL, Mt. Laurel, New Jersey 08054.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

         12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Depositor and you.

                                        Very truly yours,

                                        PHH MORTGAGE CAPITAL LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        PHH MORTGAGE CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

[_____________]

By:
   --------------------------------------------------
Name:
Title:

                                   EXHIBIT A-1

                 CLOSING OPINION OF THACHER PROFFITT & WOOD LLP

                                   EXHIBIT A-2

                   10B-5 LETTER OF THACHER PROFFITT & WOOD LLP

                                   EXHIBIT B

                                   [RESERVED]

                                    EXHIBIT C

                        EMMETT, MARVIN & MARTIN'S OPINION

                                    EXHIBIT D

                            FOOTNOTE 271 INFORMATION

[Excerpt from Offering Reform adopting release-bold headings added for convenience of reference]

In the case of asset-backed issuers certain information comprehended within the definition of ABS informational and computational material is analogous to the term of securities and is therefore issuer information. For example, we would expect that the following categories of such material, which are derived from the definition of ABS informational and computational materials, are generally issuer information:

         (1) STRUCTURAL INFORMATION-factual information regarding the asset-backed securities being offered and the structure and basic parameters of the securities, such as the number of classes, seniority, payment priorities, terms of payment, the tax, ERISA or other legal conclusions of counsel, and descriptive information relating to each class (e.g., principal amount, coupon, minimum denomination, price or anticipated price, yield, weighted average life, credit enhancements, anticipated ratings, and other similar information relating to the proposed structure of the offering);

         (2) COLLATERAL INFORMATION-factual information regarding the pool assets underlying the asset-backed securities, including origination, acquisition and pool selection criteria, information regarding any prefunding or revolving period applicable to the offering, information regarding significant obligors, data regarding the contractual and related characteristics of the underlying pool assets (e.g., weighted average coupon, weighted average maturity, delinquency and loss information and geographic distribution) and other factual information concerning the parameters of the asset pool appropriate to the nature of the underlying assets, such as the type of assets comprising the pool and the programs under which the loans were originated;

         (3) KEY PARTIES INFORMATION-identification of key parties to the transaction, such as servicers, trustees, depositors, sponsors, originators and providers of credit enhancement or other support, including information about any such party;

         (4) STATIC POOL DATA-static pool data, as referenced in Item 1105 of Regulation AB [17 CFR 229.1105], such as for the sponsor's and/or servicer's portfolio, prior transactions or the asset pool itself; and

         (5) ISSUER COMPUTATIONAL MATERIAL-to the extent that the information is provided by the issuer, depositor, affiliated depositor, or sponsor, statistical information displaying for a particular class of asset-backed securities the yield, average life, expected maturity, interest rate sensitivity, cash flow characteristics, total rate of return, option adjusted spread or other financial or statistical information related to the class or classes under specified prepayment, interest rate, loss or other hypothetical scenarios. (Where such information is prepared by an underwriter or dealer, it is not issuer information, even when derived from issuer information.)

                                    EXHIBIT E

                    UNDERWRITER CERTIFICATE TO THE DEPOSITOR